EXHIBIT 5.1
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July 14, 2003


Board of Directors
Insignia Systems, Inc.
6470 Sycamore Court North
Maple Grove, Minnesota 55369-6032

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 filed by Insignia Systems, Inc. with the Securities and Exchange Commission, relating to the offering of 350,000 shares of common stock, $.01 par value, please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

2. Upon issuance by the Company after the Company's receipt of the purchase price for the shares, the shares shall be duly authorized, legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Best & Flanagan LLP

Best & Flanagan LLP











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